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                                                                    EXHIBIT 23.7

                                     CONSENT

         I consent to being named as a director, director nominee, or officer of the Company in the Registration Statement.

Dated: October 30, 2003



                                        /s/ Gordon W. Winburne
                                        Gordon W. Winburne